Ex. 99.1

The interim financial statements of Southern Indiana Gas & Electric Company (SIGECO, Vectren South, or the Company) included in this report have been prepared, without audit. The Company believes that the information in these interim financial statements reflects all adjustments necessary to fairly state the results of the periods reported. These interim financial statements should be read in conjunction with the Company’s audited annual financial statements for the year ended December 31, 2004, filed on Form 8-K on April 7, 2005, under Vectren Corporation (Vectren) and Vectren Utility Holdings, Inc. (Utility Holdings), the parent companies of SIGECO, as well as the interim consolidated financial statements filed on Form(s) 10-Q for the period ended September 30, 2005, for Vectren, filed on November 3, 2005 and Utility Holdings, filed on November 10, 2005. Vectren and Utility Holdings make available their Securities and Exchange Commission filings and recent annual reports free of charge through Vectren’s website at www.vectren.com. Because of the seasonal nature of the Company’s utility operations, the results shown on a quarterly basis are not necessarily indicative of annual results.

Frequently Used Terms

AFUDC: allowance for funds used during construction	MMBTU: millions of British thermal units
APB: Accounting Principles Board	MW: megawatts
EITF: Emerging Issues Task Force	MWh / GWh: megawatt hours / thousands of megawatt hours (gigawatt hours)
FASB: Financial Accounting Standards Board	NOx: nitrogen oxide
FERC: Federal Energy Regulatory Commission	OUCC: Indiana Office of the Utility Consumer Counselor
IDEM: Indiana Department of Environmental Management	SFAS: Statement of Financial Accounting Standards
IURC: Indiana Utility Regulatory Commission	USEPA: United States Environmental Protection Agency
MCF / MMCF / BCF: thousands / millions / billions of cubic feet	Throughput: combined gas sales and gas transportation volumes
MDth / MMDth: thousands / millions of dekatherms

FINANCIAL STATEMENTS

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED BALANCE SHEETS
(Unaudited - In thousands)

	September 30,	December 31,
	2005	2004

ASSETS

Utility Plant
Original cost	$1,858,474	$1,804,843
Less: accumulated depreciation & amortization	788,033	761,256
Net utility plant	1,070,441	1,043,587

Current Assets
Cash & cash equivalents	1,501	1,777
Accounts receivable - less reserves of $1,020 &
$1,148, respectively	42,524	55,109
Receivables due from other Vectren companies	22	1,547
Accrued unbilled revenues	21,045	36,402
Inventories	47,696	36,599
Recoverable fuel & natural gas costs	14,562	-
Prepayments & other current assets	12,402	7,376
Total current assets	139,752	138,810

Investment in unconsolidated affiliates	150	150
Other investments	9,771	9,481
Non-utility property - net	3,417	3,568
Goodwill	5,557	5,557
Regulatory assets	54,735	50,239
Other assets	410	85
TOTAL ASSETS	$1,284,233	$1,251,477

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED BALANCE SHEETS
(Unaudited - In thousands)

	September 30,	December 31,
	2005	2004

LIABILITIES & SHAREHOLDER'S EQUITY

Capitalization
Common Shareholder's Equity
Common stock (no par value)	$253,263	$128,263
Retained earnings	273,849	265,935
Total common shareholder's equity	527,112	394,198

Cumulative, redeemable preferred stock	-	112
Long-term debt payable to third parties - net of current
maturities & debt subject to tender	226,113	226,028
Long-term debt payable to Utility Holdings	148,465	148,484
Total capitalization	901,690	768,822
Current Liabilities
Accounts payable	20,181	37,159
Accounts payable to affiliated companies	8,838	11,266
Payables to other Vectren companies	11,911	9,929
Refundable fuel & natural gas costs	-	6,322
Accrued liabilities	39,948	31,481
Short-term borrowings	-	339
Short-term borrowings payable to Utility Holdings	72,043	170,171
Total current liabilities	152,921	266,667

Deferred Income Taxes & Other Liabilities
Deferred income taxes	130,513	121,917
Regulatory liabilities	54,186	51,439
Deferred credits & other liabilities	44,923	42,632
Total deferred credits & other liabilities	229,622	215,988
TOTAL LIABILITIES & SHAREHOLDER'S EQUITY	$1,284,233	$1,251,477

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED STATEMENTS OF INCOME
(Unaudited - In thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004

OPERATING REVENUES
Electric utility	$128,678	$102,339	$320,289	$280,197
Gas utility	14,406	12,283	80,938	75,850
Total operating revenues	143,084	114,622	401,227	356,047
COST OF OPERATING REVENUES
Fuel for electric generation	39,325	25,773	95,620	72,409
Purchased electric energy	8,756	5,344	14,688	16,578
Cost of gas sold	8,292	6,379	54,658	54,142
Total cost of operating revenues	56,373	37,496	164,966	143,129

TOTAL OPERATING MARGIN	86,711	77,126	236,261	212,918
OPERATING EXPENSES
Other operating	30,222	26,873	90,765	87,069
Depreciation & amortization	16,153	14,305	45,841	44,011
Income taxes	11,825	10,536	28,120	21,838
Taxes other than income taxes	3,642	3,151	10,283	9,705
Total operating expenses	61,842	54,865	175,009	162,623

OPERATING INCOME	24,869	22,261	61,252	50,295

Other income-net	670	883	1,704	2,605
Interest expense	7,463	6,398	21,229	18,883

NET INCOME	18,076	16,746	41,727	34,017

Preferred stock dividends	-	2	4	11

NET INCOME APPLICABLE TO
COMMON SHAREHOLDER	$18,076	$16,744	$41,723	$34,006

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited - In thousands)

	Nine Months Ended September 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES	$75,343	$96,374

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from:
Long-term debt payable to parent	-	61,900
Additional capital contribution by parent	125,000	25,000
Requirements for:
Dividends to parent	(33,808)	(33,115)
Retirement of long-term debt	-	(68,438)
Redemption of preferred stock	(112)	(116)
Dividends on preferred stock	(4)	(18)
Other financing costs	(55)	(1,744)
Net change in short-term borrowings	(98,466)	3,703
Net cash flows from financing activities	(7,445)	(12,828)
CASH FLOWS FROM INVESTING ACTIVITIES
Requirements for capital expenditures,
excluding AFUDC equity	(68,174)	(84,452)
Net cash flows from investing activities	(68,174)	(84,452)
Net increase in cash & cash equivalents	(276)	(906)
Cash & cash equivalents at beginning of period	1,777	2,145
Cash & cash equivalents at end of period	$1,501	$1,239

SEGMENT INFORMATION

Information related to the Company’s business segments is summarized below:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2005	2004	2005	2004

Revenues
Electric Utility Services	$128,678	$102,339	$320,289	$280,197
Gas Utility Services	14,406	12,283	80,938	75,850
Total Revenues	$143,084	$114,622	$401,227	$356,047

Profitability Measure
Operating Income
Electric Utility Services	$24,708	$21,307	$56,493	$48,989
Gas Utility Services	161	954	4,759	1,306
Total Operating Income	$24,869	$22,261	$61,252	$50,295

RESULTS OF OPERATIONS

 Executive Summary of Results of Operations

The following discussion and analysis should be read in conjunction with the unaudited condensed financial statements and notes thereto and the quarterly reports filed on Form 10-Q of both Vectren and Vectren Utility Holdings, Inc.

Earnings for the third quarter of 2005 were $18.1 million compared to $16.7 million for the same quarter last year. The $1.4 million increase was primarily due to the recovery of NOx related environmental expenditures and weather, offset by lower wholesale power marketing margins. Earnings were $41.7 million for the nine months ended September 30, 2005, compared to $34.0 million in the prior year. The $7.7 million increase was primarily due to the recovery of NOx related environmental expenditures, increased margins from wholesale power marketing activities, higher gas base rates and weather, partially offset by higher operating and depreciation expense. The Company estimates that weather favorably impacted third quarter earnings by $2.9 million after tax and year-to-date earnings by $1.8 million after tax, compared to last year. As compared to normal, weather decreased earnings an estimated $0.1 million after tax in the quarter and $0.8 million after tax in the year-to date period.

The Company generates revenue primarily from the delivery of natural gas and electric service to its customers. The primary source of cash flow results from the collection of customer bills and the payment for goods and services procured for the delivery of gas and electric services. The results are impacted by weather patterns in its service territory and general economic conditions both in its service territory as well as nationally.

Vectren has in place a disclosure committee that consists of senior management as well as financial management. The committee is actively involved in the preparation and review of SIGECO’s parent companies’ SEC filings.

Significant Fluctuations

Margin

Margin generated from the sale of natural gas and electricity to residential and commercial customers is seasonal and impacted by weather patterns in the Company’s service territory. Margin generated from sales to large customers (generally industrial, other contract, and firm wholesale customers) is impacted primarily by overall economic conditions. Margin is also impacted by the collection of state mandated taxes, which fluctuate with gas costs, and is also impacted by some level of price sensitivity in volumes sold. Electric generating asset optimization activities are primarily affected by market conditions, the level of excess generating capacity, and electric transmission availability. Following is a discussion and analysis of margin generated from regulated utility operations.

Electric Utility Margin (Electric Utility Revenues less Fuel for Electric Generation and Purchased Electric Energy)
Electric Utility margin by revenue type follows:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2005	2004	2005	2004

Residential & commercial	$54,268	$45,458	$131,173	$120,169
Industrial	17,945	16,872	49,557	47,487
Municipalities & other	5,055	4,571	14,164	13,933
Total retail & firm wholesale	77,268	66,901	194,894	181,589
Asset optimization	3,329	4,321	15,087	9,621
Total electric utility margin	$80,597	$71,222	$209,981	$191,210

Retail & Firm Wholesale Margin
Electric retail and firm wholesale utility margins were $77.3 million and $194.9 million for the three and nine months ended September 30, 2005. This represents an increase over the prior year periods of $10.4 million and $13.3 million, respectively. The recovery of pollution control related investments and associated operating expenses and related depreciation increased margins $5.4 million quarter over quarter and $11.5 million for the nine month period. Cooling weather for the quarter and nine months ended was 14% and 7% warmer than normal, respectively. Cooling weather, compared to last year, was 50% and 19% warmer for the three and nine months ended September 30, 2005, respectively. The estimated increase in margins due to weather was $5.0 million and $3.2 million for the three and nine month periods, respectively, compared to the prior year. Retail residential and commercial volumes sold increased 15 percent during the quarter and 3 percent for the nine month period. Industrial volumes sold increased 5 percent during the quarter and 2 percent for the nine month period. During the nine months ended September 30, 2005, volumes sold to residential, commercial, and industrial customers were 4,738.4 GWh compared to 4,596.1 GWh in 2004.

Margin from Asset Optimization Activities
Periodically, generation capacity is in excess of that needed to serve native load and firm wholesale customers. The Company markets this unutilized capacity to optimize the return on its owned generation assets. Substantially all of the margin from these activities is generated from contracts that are integrated with portfolio requirements around power supply and delivery and are short-term purchase and sale transactions that expose the Company to limited market risk.

Following is a reconciliation of asset optimization activity:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2005	2004	2005	2004
Beginning of Period Net Balance Sheet Position	$3,173	$2,181	$(626)	$(424)

Statement of Income Activity
Net mark-to-market (losses) gains	(1,311)	(1,766)	1,443	(992)
Net realized gains	4,640	6,087	13,644	10,613
Asset optimization margin	3,329	4,321	15,087	9,621
Net cash paid (received) & other adjustments	(4,906)	(6,741)	(12,865)	(9,436)
End of Period Net Balance Sheet Position	$1,596	$(239)	$1,596	$(239)

For the three and nine month periods ended September 30, 2005, net asset optimization margins were $3.3 million and $15.1 million, which represents a decrease for the quarter of $1.0 million and a year-to-date increase of $5.5 million, as compared to 2004. Increased retail load experienced during the three months ended September 30, 2005, reduced available wholesale capacity. The increase in year-to-date margin results primarily from an increase in available capacity and mark to market gains. The availability of excess capacity was reduced in 2004 by scheduled outages of owned generation related to the installation of environmental compliance equipment.

Gas Utility Margin (Gas Utility Revenues less Cost of Gas Sold)
Gas Utility margin and throughput by customer type follows:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2005	2003	2004	2003
Residential & commercial	$5,051	$4,906	$20,956	$19,189
Industrial	1,157	951	3,634	2,958
Other	(94)	47	1,690	(439)
Total gas utility margin	$6,114	$5,904	$26,280	$21,708

Volumes in MDth:
Sold to residential & commercial customers	863	787	7,531	8,270
Sold & transported to industrial customers	4,239	3,921	13,890	13,264
Total throughput	5,102	4,708	21,421	21,534

Gas utility margins were $6.1 million and $26.3 million for the three and nine months ended September 30, 2005. Gas utility margin in the third quarter, a non-heating base load usage quarter, was generally flat year over year while year-to-date margin increased $4.6 million or 17%, compared to last year. The year-to-date increase was primarily due to higher base rates and lower unaccounted for gas. Gas sold and transported volumes decreased slightly in the nine months ended September 30, 2005, compared to the prior year. The average cost per dekatherm of gas purchased for the nine months ended September 30, 2005, was $7.19 compared to $6.09 in 2004.

Operating Expenses

Other operating
For the three and nine months ended September 30, 2005, other operating expenses increased $3.3 million and $3.7 million, respectively, compared to 2004. The increases are primarily attributable to compensation and benefit costs increases, including allocated performance and share-based compensation, and amortization of rate case expenses. For the quarter, NOx-related operating expenses increased $0.3 million and, for the nine months, NOx related operating expenses decreased $0.3 million compared to last year.

Depreciation & amortization
For the three and nine months ended September 30, 2005, depreciation and amortization expenses increased $1.8 million, compared to 2004. In addition to depreciation on additions to plant in service, the increase was primarily due to incremental depreciation expense of $1.5 million for the quarter and $4.5 million for the year to date period, respectively, associated with environmental compliance equipment additions. Year-to-date 2004 also includes $3.6 million of additional depreciation resulting from a true-up of demand side management amortization to existing regulatory orders.

Taxes other than income taxes
For the three and nine months ended September 30, 2004, taxes other than income taxes increased $0.5 million and $0.6 million, respectively, compared to 2003. The quarter and year-to-date increases are primarily attributable to higher utility receipts taxes on higher electric sales, compared to the prior year.

Income Taxes
For the three and nine months ended September 30, 2005, Federal and state income taxes increased $1.3 million and $6.3 million, respectively, primarily due to higher pre-tax income.

Total Other Income - Net
For the three and nine months ended September 30, 2005, total other income decreased $0.2 million and $0.9 million, respectively, compared to 2004, primarily due to lower levels of AFUDC. AFUDC is lower due to the higher levels of capital expenditures during 2004 compared to 2005.

Interest Expense
Interest expense for the three and nine months ended September 30, 2005 increased $1.1 million and $2.3 million, respectively, compared to 2004, primarily due to higher outstanding debt balances.

Equity Infusion

In September 2005, the Company’s parent, Utility Holdings, increased its ownership equity in SIGECO by $125 million. SIGECO used the additional capital to reduce its intercompany short-term borrowings.

SELECTED ELECTRIC OPERATING STATISTICS

SIGECO ELECTRIC
SELECTED ELECTRIC UTILITY
OPERATING STATISTICS
(Unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004
OPERATING REVENUES (In thousands):
Residential	$48,114	$35,782	$106,206	$92,511
Commercial	28,096	23,405	72,075	64,850
Industrial	34,138	27,950	89,899	80,165
Misc. Revenue	1,921	2,375	4,436	9,090
Total System	112,269	89,512	272,616	246,616
Municipals	7,720	6,937	19,957	18,357
Other Wholesale	8,708	5,916	27,778	15,287
	$128,697	$102,365	$320,351	$280,260
MARGIN (In thousands):
Residential	$35,532	$28,307	$80,592	$72,692
Commercial	18,736	17,151	50,581	47,477
Industrial	17,945	16,872	49,557	47,487
Misc. Revenue	1,816	353	4,171	3,161
Total System	74,029	62,683	184,901	170,817
Municipals	3,240	4,218	9,993	10,772
Other Wholesale	3,328	4,321	15,087	9,622
	$80,597	$71,222	$209,981	$191,211
ELECTRIC SALES (In MWh):
Residential	536,782	442,342	1,228,108	1,179,429
Commercial	395,730	368,656	1,035,863	1,018,308
Industrial	684,989	653,113	1,954,939	1,911,639
Misc. Sales	4,714	55,607	13,787	163,113
Total System	1,622,215	1,519,718	4,232,697	4,272,489
Municipals	200,451	176,549	519,471	486,761
Other Wholesale	727,061	1,231,131	2,423,947	2,336,245
	2,549,727	2,927,398	7,176,115	7,095,495
AVERAGE CUSTOMERS:
Residential	120,077	118,830	119,877	118,830
Commercial	18,718	18,478	18,680	18,437
Industrial	106	106	106	106
All others	54	21	55	21
	138,955	137,435	138,718	137,394

WEATHER AS A % OF NORMAL:
Cooling Degree Days	114%	76%	107%	90%

SELECTED GAS OPERATING STATISTICS

SIGECO GAS
SELECTED UTILITY
OPERATING STATISTICS
(Unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004

OPERATING REVENUES (In thousands):
Residential	$7,884	$6,683	$50,584	$49,252
Commercial	5,777	4,739	25,685	24,555
Contract	1,158	952	3,635	2,959
Misc. Revenue	(414)	(91)	1,034	(916)
	$14,405	$12,283	$80,938	$75,850

MARGIN (In thousands):
Residential	$3,789	$3,662	$15,660	$14,462
Commercial	1,262	1,244	5,296	4,727
Contract	1,157	951	3,634	2,958
Misc. Revenue	(94)	47	1,690	(439)
	$6,114	$5,904	$26,280	$21,708
GAS SOLD & TRANSPORTED (In MDth):
Residential	410	365	4,795	5,361
Commercial	453	422	2,736	2,909
Contract	4,239	3,921	13,890	13,264
	5,102	4,708	21,421	21,534

AVERAGE CUSTOMERS:
Residential	100,021	99,452	100,762	100,341
Commercial	10,232	10,061	10,338	10,204
Contract	74	68	73	68
	110,327	109,581	111,173	110,613

WEATHER AS A % OF NORMAL:
Heating Degree Days	35%	41%	89%	92%